Exhibit 5

                     [LETTERHEAD OF CAHILL GORDON & REINDEL]




                                 October 1, 2001




                                                                  (212) 701-3000

First Industrial Realty Trust, Inc.
311 S. Wacker Drive
Suite 4000
Chicago, Illinois  60606

Ladies and Gentlemen:

     This opinion is being rendered in connection with the registration statement on Form S-3 (the "Registration Statement") filed today by First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") for registration under the Securities Act of 1933, as amended (the "Securities Act"), of shares (the "Exchange Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), which may be issued in exchange for units of partnership interest in First Industrial, L.P., a Delaware limited partnership.

     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the Charter and Bylaws of the Company, each as amended to date, a copy of the minutes of a meeting of the Board of Directors held on March 9, 2001 (the "Authorizing Resolutions") containing resolutions of the Board of Directors of the Company pertaining to the filing of the Registration Statement, the issuance of the Exchange Shares and other matters, and such other documents as we have deemed necessary or appropriate for the purpose of rendering this opinion.

     In our examination of documents, instruments and other papers, we have assumed the genuineness of all signatures on original and certified documents and the conformity to original and certified documents of all copies submitted to us as conformed photostatic or other copies. As to matters of fact, we have relied upon representations of officers of the Company.

     Based upon the foregoing examination, information supplied and assumptions, it is our opinion that the Exchange Shares are duly authorized under the Charter of the Company and, when issued as described in the Registration Statement or a prospectus supplement relating thereto and in accordance with the Authorizing Resolutions, and upon receipt by the Company of the consideration provided for in the Authorizing Resolutions, will be legally issued, fully paid and nonassessable.

     We are attorneys admitted to practice in the State of New York. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America and the State of New York. With respect to matters of Maryland law, we have relied, without independent investigation, upon the opinion of McGuireWoods LLP, a copy of which is attached hereto.



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     We hereby consent to the reference to our firm in the Registration
Statement under the caption "Legal Matters," and to the inclusion of this opinion as an exhibit to the Registration Statement. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act as in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ CAHILL GORDON & REINDEL


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                        [LETTERHEAD OF McGUIREWOODS LLP]

                                 October 1, 2001


First Industrial Realty Trust, Inc.
311 S. Wacker Drive, Suite 4000
Chicago, Illinois  60606

Ladies and Gentlemen:

     This opinion is furnished in our capacity as special Maryland counsel for First Industrial Realty Trust, Inc., a Maryland corporation (the "Company"), in connection with the filing today by the Company with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (which, together with the prospectus (the "Prospectus") and any prospectus supplement relating thereto shall hereinafter be referred to collectively as the "Registration Statement") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), relating to the offer and sale from time to time by certain security holders of the Company of shares (the "Exchange Shares") of common stock of the Company, par value $.01 per share (the "Common Stock"), which may be issued in exchange for units of partnership interest (the "Units") in First Industrial, L.P., a Delaware limited partnership (the "Operating Partnership").

     In connection therewith, we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of the following:

     (a) Articles of Amendment and Restatement of the Company filed June 13, 1994, as amended to date;

     (b)  Amended and Restated Bylaws of the Company, as amended to date;

     (c) Records of proceedings of the Board of Directors of the Company, including those certain resolutions adopted March 9, 2001 by the Board of Directors of the Company (collectively, the "Authorizing Resolutions");

     (d) Certificate of Good Standing for the Company issued by the State Department of Assessments and Taxation of Maryland dated September 12, 2001; and

     (e)  The Registration Statement.

     With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have not independently verified any factual matters or reviewed any documents other than the documents referred to above, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification or review. As to matters of fact that have not been independently established, we have relied upon representations of officers of the Company.

     We are attorneys admitted to practice in the State of Maryland. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America and the State of Maryland.

     Based upon the foregoing, we are of the opinion that the Exchange Shares are duly authorized under the Charter of the Company and, when issued in exchange for Units in accordance with the Authorizing Resolutions



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upon receipt by the Company of the consideration provided for in the Authorizing
Resolutions and as provided for in the Registration Statement, will be legally issued, fully paid and nonassessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     This opinion may be relied upon by Messrs. Cahill Gordon & Reindel with respect to that firm's opinion to be filed as an exhibit to the Registration Statement. In addition, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. Our consent to such reference does not constitute a consent under Section 7 of the Securities Act and in consenting to such reference we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                 Very truly yours,

                                 /S/ McGUIREWOODS LLP